Exhibit 3.17

STATE OF ARKANSAS
Secretary of State
Mark Martin
ARKANSAS SECRETARY OF STATE
To All to Whom These Presents Shall Come, Greetings:
I, Mark Martin, Arkansas Secretary of State of Arkansas, do hereby certify that the following and hereto attached instrument of writing is a true and perfect copy of
Articles of Conversion
of
ASCENT ACQUISITION CORPORATION-PSC
converting to
ASCENT ACQUISITION - PSC, LLC
filed in this office December 31, 2014.
SEAL OF THE SECRETARY OF STATE ARKANSAS
In Testimony Whereof, I have hereunto set my hand and affixed my official Seal. Done at my office in the City of Little Rock, this 31st day of December, 2014.
Mark Martin
Arkansas Secretary of State

FILED - Arkansas Secretary of State - Mark Martin - Doc#: 5331228003 - Filing#: 811067042 - Filed On: 12/31/2014 - Page(s): 2

Arkansas Secretary of State

Mark Martin

State Capitol • Little Rock, Arkansas 72201-1094
501-682-3409 • www.sos.arkansas.gov

Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

ARTICLES OF CONVERSION

ACT 408 OF 2009
(PLEASE TYPE OR PRINT CLEARLY IN INK)

The undersigned hereby state:

Ascent Acquisition Corporation - PSC
Name of the entity converting from

Corporation — Type of entity converting from
Arkansas — Jurisdiction

Is converting to: Ascent Acquisition - PSC, LLC
Name of entity

Limited Liability Company — Type of entity converting to
Arkansas — Jurisdiction

- The conversion has been approved as required by Arkansas law; and
- That the conversion has been approved as required by the governing statute of the converted organization; and
- That the converted organization has filed a statement appointing an agent for service of process under § 4-20-112 if the converted organization is a nonfiling or nonqualified foreign entity; and
- That a copy of the plan of conversion is attached or a copy of the plan of conversion is on file at the office located at: 830 Crescent Centre Drive, Suite 610, Franklin, TN 37067 ;
- And that the effective date of conversion is December 31, 2014 at 10:58 p.m. CST .

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 23rd (Day) day of December (Month), 2014 (Year).

[signature]
Signature of Authorizing Officer

Christopher L. Howard, Vice President and Secretary
Authorizing Officer and Title of Officer (Type or Print)

These Articles of Conversion must be filed in conjunction with an initial filing appropriate for the specific converted entity type

Filing Fee: Partnership $15.00, Limited Liability Company $25.00, Corporation $50.00

Art_Conv Rev 12/2009

SEAL OF THE SECRETARY OF STATE ARKANSAS
Arkansas Secretary of State
Mark Martin State Capitol Little Rock, Arkansas 72201-1094 501-682-3409 www-sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock
Articles of Organization for Limited Liability Company
(PLEASE TYPE OR PRINT CLEARLY IN INK)
The undersigned authorized manager or member or person forming this Limited Liability Company under the Small Business Entity Tax Pass Through Act. Act 1003 of 1993, adopts the following Articles of Organization of such Limited Liability Company:
1. The Name of the Limited Liability Company is: Ascent Acquisition - PSC, LLC
(Must contain the words “Limited Liability Company,” “Limited Company,” of the abbreviations Must contain the words “Limited Liability Company,” “Limited Company,” or the abbreviation “L.L.C.,” “L.C.,” “LLC,” or “LC.” The word “Limited” may be abbreviated as “Ltd.”, and the “Company” may be abbreviated as “Co.” Companies which perform Professional Service MUST additionally contain the words “Professional Limited Liability Company,” “Professional Limited Company,” or the abbreviations “P.L.L.C.,” “P.L.C.,” “PLLC,” or “PLC” and may not contain the name of the person who is not a member except that of a deceased member. The word “Limited” may be abbreviated as “Ltd.” and the word “Company” may be abbreviated as “Co.”)
2. Address of principal place of business of the Limited Liability Company (Which may be, but not need be, the place of business) shall be: 830 Crescent Centre Drive, Suite 610, Franklin, TN 37067
3. The name and address of the registered agent of this company shall be: The Corporation Company
(Name)
124 West Capitol Avenue, Suite 1900 Little Rock, AR 72201
(Physical Street Address) (City, State & Zip)
4. If the management of this company is vested in a manager or managers, a statement to that effect must be included in the space provided or by attachment: The company will be member-managed.
I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.
Executed this 23rd day of December , 2014.
Christopher L. Howard
(Signature of person(s) forming the company) (Typed or printed name)
(Signature of person(s) forming the company) (Typed or printed name)
(Signature of person(s) forming the company) (Typed or printed name)
Filing Fee $50.00 payable to Arkansas Secretary of State LL-01 Rev. 10/08